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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐ Soliciting Material Pursuant to §240.14a-12
HON INDUSTRIES Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HON INDUSTRIES Inc.
414 EAST THIRD STREET—P.O. BOX 1109
MUSCATINE, IA 52761-0071
563/264-7400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2003 Annual Meeting of Shareholders of HON INDUSTRIES Inc. (the "Company") will be held at the Holiday Inn, Highways 61 and 38 North, Muscatine, Iowa, on Monday, May 5, 2003, beginning at 10:30 a.m. (local time), in order:

1.
To elect four Directors, each for a term of three years or until their successors are elected and qualify;

2.
To amend Section 5.04, "Limitation of Director's Personal Liability," of the Company's Articles of Incorporation; and

3.
To transact any other business that may properly be brought before the meeting or any adjournment thereof.

The holders of record as of the close of business on March 3, 2003 of the Company's Common Stock, par value $1.00 per share, are entitled to vote at the meeting.

You are encouraged to attend the meeting. We want to keep you informed of the Company's activities and progress.

By Order of the Board of Directors,

James I. Johnson Vice President, General Counsel and Secretary March 24, 2003

PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

HON INDUSTRIES Inc.
414 East Third Street
Muscatine, Iowa 52761

March 24, 2003

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 5, 2003

This Proxy Statement is furnished by and on behalf of the Board of Directors of HON INDUSTRIES Inc. (the "Company" or "HON INDUSTRIES") in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on May 5, 2003 at the Holiday Inn in Muscatine, Iowa, and at any adjournment or postponement thereof (the "Annual Meeting").

There were 58,351,974 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), outstanding (the "Outstanding Shares") as of the close of business on March 3, 2003 ("Record Date"). Shareholders are entitled to cast one vote per share for election of Directors and one vote per share on all other matters.

This Proxy Statement and the enclosed proxy card will be first mailed on or about March 24, 2003 to the holders of shares on the Record Date (the "Shareholders" or, individually, a "Shareholder").

A Shareholder who gives a proxy may revoke it at any time prior to its exercise by filing with the Secretary a written revocation or a duly executed proxy bearing a later date. The proxy will be suspended if the Shareholder attends the meeting and elects to vote in person. Proxies that are signed but unmarked will be voted as recommended by the Board of Directors.

The Company will treat abstentions and broker non-votes as present at the Annual Meeting solely for purposes of determining whether or not a quorum exists. These non-votes will not be considered to be voting on the matters to which they pertain and, thus, will not be counted in determining whether the election of Directors or the amendment to the Articles of Incorporation have been approved by the requisite vote of Shareholders.

Except as described below, the affirmative vote of the holders of two-thirds of the total Outstanding Shares entitled to vote is required to adopt any motion or resolution or to take any action at any meeting of shareholders. The affirmative vote of the holders of a majority of the total Outstanding Shares entitled to vote is required and will be sufficient to take any of the following actions submitted to a vote of shareholders: (1) any amendment to the Company's Articles of Incorporation that has been approved or recommended by the Board of Directors, other than certain amendments that would amend, limit or conflict with certain provisions governing shareholder voting requirements and the Company's Board of Directors (including removal and election); (2) the election of a class of Directors at any annual meeting of shareholders if (a) at the annual meeting of shareholders in the third preceding year, an election of such class was held but no Director of such class was elected because no candidate received the requisite two-thirds vote, and (b) the term of such class of Directors was extended for an additional term of three years; and (3) any other motion, resolution or action which has been approved or recommended by the Board of Directors of the Company (other than any such motion, resolution or action regarding (a) the election or removal of Directors, (b) amendment of certain portions of the Articles of Incorporation, (c) any Corporate Combination (as defined in the Company's Articles of Incorporation), (d) any partial or complete liquidation of the Company, (e) any liquidating dividend or distribution or (f) any dissolution of the Company).

PROPOSAL NO. 1—ELECTION OF DIRECTORS

At the Annual Meeting of Shareholders, four Directors are to be elected to hold office each for a term of three years and until their successors are elected and shall qualify. The Board of Directors recommends the election of the four nominees listed on the following page. The named proxies intend to vote for the election of the four nominees. If, at the time of the meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes, unless otherwise directed. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Set forth below is certain information furnished to the Company by each nominee and each Director continuing in office after the Annual Meeting.

NOMINEES FOR ELECTION

					Common Stock As of March 3, 2003
Nominees	Principal Occupation and Business Experience During the Past Five Years	Age	Director Since	Nominated For Term Expiring	Amount and Nature of Beneficial Ownership		Percent of Class
Stanley A. Askren	President since 2003; Executive Vice President, 2001-2003, HON INDUSTRIES Inc.; President since 1999, Allsteel Inc.; Group Vice President, 1998-1999, The HON Company; President, Heatilator Division, 1996-1998, Hearth & Home Technologies Inc.	42	2003	2006	51,178	(1)	*
Gary M. Christensen (2)	President and Chief Executive Officer 1996-2002, Pella Corporation (marketer and manufacturer of windows and doors).	59	2000	2006	5,106	(3)	*
Joseph Scalzo	Vice President since 2001 and President, Personal Care Products since 2001, The Gillette Company (marketer and manufacturer of personal care and use products); Vice President, Global Core Brand Development, 2000-2001; Senior Vice President and Chief Marketing Officer, Minute Maid, and Vice President and Managing Director, U.S. Refrigerated Products, 1997-2000, The Coca-Cola Company (manufacturer and distributor of non-alcoholic beverages).	44	—	2006	-0-		*

Ronald V. Waters, III	Senior Vice President and Chief Financial Officer since 1999, Wm. Wrigley Jr. Company (manufacturer and marketer of chewing gum, bubble gum and confectionery products); Vice President and Controller, 1999; Vice President, Finance & Strategic Planning—Grooming & Batteries, 1998-1999; and Vice President, Finance & Strategic Planning—Duracell, 1997-1998, The Gillette Company (marketer and manufacturer of personal care and use products).	51	2002	2006	433	(3)	*

INCUMBENT DIRECTORS

					Common Stock As of March 3, 2003
Continuing Directors	Principal Occupation and Business Experience During the Past Five Years	Age	Director Since	Term Expiring	Amount and Nature of Beneficial Ownership		Percent of Class
Dennis J. Martin	Chairman, President and Chief Executive Officer since 2001, General Binding Corporation (manufacturer and marketer of binding and laminating office equipment); Executive Vice President, 1996-2001; President, The Miller Group, 1994-2001; President, ITW Hobart Brothers, 1996-2001, Illinois Tool Works Inc. (developer and marketer of highly engineered products and systems).	52	2000	2004	4,255	(3)	*
Jack D. Michaels (4)	Chairman of the Board since 1996, Chief Executive Officer since 1991, President, 1990-2003, HON INDUSTRIES Inc.	65	1990	2004	369,843	(3)(5)	*
Abbie J. Smith (6)	Chaired Professor, Graduate School of Business since 1999, Full Professor, Graduate School of Business, 1989-1999, The University of Chicago (national leader in higher education and research).	49	2000	2004	4,811	(3)	*

Robert L. Katz (7)	President since 1953, Robert L. Katz and Associates (consultants on corporate strategy); President since 1975, CalTex Investment Management Co. (venture capital firm).	77	1995	2004	16,734	(3)	*
Cheryl A. Francis (8)	Advisor/Consultant since 2000; Executive Vice President and Chief Financial Officer, 1995-2000, RR Donnelley & Sons Company (provider of printing and related services to the merchandising, magazine, book, directory and financial markets).	49	1999	2005	6,899		*
M. Farooq Kathwari	Chairman, President and Chief Executive Officer since 1988, Ethan Allen Interiors Inc. (manufacturer, marketer and distributor of quality home furnishings).	58	2001	2005	2,773		*
Richard H. Stanley (9)	Vice Chairman, Board of Directors since 1979, HON INDUSTRIES Inc.; Chair since 1998, and President, 1986-1998, SC Companies, Inc. (private holding company with subsidiaries offering engineering, environmental, and design-build services); Chairman since 1984, Stanley Consultants, Inc. (international consultants engineering, architecture, planning and management).	70	1964	2005	2,841,989	(10)(11)	4.9%
Brian E. Stern (12)	President, Xerox Supplies Business Group since 2001; President, Xerox Technology Enterprises 1999-2001; Senior Vice President, 1996-1999; and President, Office Document Products Group, 1996-1999, Xerox Corporation (developer, marketer, manufacturer, financier and servicer of document processing products and services).	55	1998	2005	11,700	(10)	*
Robert W. Cox (13)	Chairman Emeritus since 1999; Counsel 1994-1999; Partner, 1969-1994, Baker & McKenzie (an international law firm).	65	1994	2003	7,592	(3)	*

Lorne R. Waxlax (13)(14)	Executive Vice President, 1985-1993, The Gillette Company (marketer and manufacturer of personal care and use products).	69	1994	2003	20,815	(3)	*

*
Less than 1 percent.

Notes

(1)
Includes 10,000 shares as of December 28, 2002, and an additional 15,000 shares as of February 10, 2003, that may be acquired by the exercise of stock options as of the Record Date or within 60 days thereof.

(2)
Mr. Christensen is also a director of Butler Manufacturing Company, which has a class of securities registered with the Securities and Exchange Commission.

(3)
Includes deferred fees and/or compensation in the form of deferred shares of Common Stock held on the books and records of the Company in the following amounts: Mr. Christensen, 5,106 shares; Mr. Cox, 3,215 shares; Dr. Katz, 4,719 shares; Mr. Martin, 3,655 shares; Mr. Michaels, 61,253 shares; Dr. Smith, 4,811 shares; Mr. Waters, 433 shares; and Mr. Waxlax, 5,965 shares.

(4)
Mr. Michaels is also a director of IPSCO Inc. and Snap-On Incorporated, each of which has a class of securities registered with the Securities and Exchange Commission.

(5)
Includes 45,000 shares as of December 28, 2002, and an additional 75,000 shares as of February 10, 2003, that may be acquired by the exercise of stock options as of the Record Date or within 60 days thereof and 136,000 shares owned by Jachris L.L.C. Mr. Michaels is co-manager of Jachris L.L.C. and, as such, shares voting and dispositive powers as to the shares it owns. Mr. Michaels disclaims "beneficial ownership" of the 136,000 shares owned by Jachris L.L.C.

(6)
Dr. Smith is also a director of DFA Investment Dimensions Group Inc. and Dimensional Investment Group Inc., each of which is registered as an open-end management investment company registered with the Securities and Exchange Commission offering multiple series of shares.

(7)
Dr. Katz is also a director of Newell Rubbermaid Inc., which has a class of securities registered with the Securities and Exchange Commission. See "Certain Relationships and Related Transactions."

(8)
Ms. Francis also serves as a director of Hewitt Associates, Inc., which has a class of securities registered with the Securities and Exchange Commission.

(9)
Mr. Stanley also serves as a director of Dover Resources, Inc., a subsidiary of Dover Corporation, a diversified manufacturer of industrial products. See "Certain Relationships and Related Transactions."

(10)
Figures include shares held by or for the benefit of certain family members of Mr. Stanley, 185,472, and Mr. Stern, 3,392. Each Director disclaims "beneficial ownership" of such respective shares.

(11)
Includes 16,144 shares beneficially and indirectly owned by Mr. Stanley as co-trustee of the C. Maxwell Stanley and Elizabeth M. Stanley Real Estate Trust. Also includes 1,773,104 shares owned by The Stanley Foundation and 632,500 shares owned by The Holthues Trust. Mr. Stanley is Chairman, President and a director of The Stanley Foundation and President and a director of The Holthues Trust and, as such, shares voting and dispositive powers as to shares held by such entities, of which he disclaims "beneficial ownership."

(12)
Mr. Stern is also a director of New England Business Service, Inc., which has a class of securities registered with the Securities and Exchange Commission.

(13)
Messrs. Cox and Waxlax are not standing for re-election as Directors of the Company.

(14)
Mr. Waxlax is also a director of Clean Harbors, Inc. and BJ's Wholesale Club Inc., each of which has a class of securities registered with the Securities and Exchange Commission.

Beneficial Owners of Common Stock

The following table sets forth information known as of March 3, 2003, with respect to any person who is known to the Company to be the beneficial owner of more than 5 percent of the Company's Common Stock. The table also includes any non-Director executive officers included in the Summary Compensation Table. For information regarding Director stock ownership, see "Election of Directors."

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (4)
State Farm Insurance Companies One State Farm Plaza Bloomington, Illinois 61701	7,366,400		12.6%
Terrence L. and Loretta B. Mealy 301 East Second Street Muscatine, Iowa 52761	3,435,272		5.9%
David C. Burdakin	37,945	(1)	*
Phillip M. Martineau	4,955		*
Jerald K. Dittmer	25,592	(1)	*
All Directors and Officers as a Group (24 persons) (2)	3,587,388	(3)	6.2%

*
Less than 1 percent.

Notes

(1)
Includes shares that may be acquired by the exercise of options as of the Record Date or within 60 days thereof as follows: Mr. Burdakin, 10,000 shares as of December 28, 2002, and an additional 15,000 shares as of February 10, 2003, and Mr. Dittmer, 7,000 shares as of December 28, 2002, and an additional 11,250 shares as of February 10, 2003.

(2)
Includes shares held by or for the benefit of certain family members of Mr. Michaels (136,000), Mr. Stanley (185,472) and Mr. Stern (3,392), as to which they disclaim "beneficial ownership." See Notes (5) and (10) of "Election of Directors."

(3)
Included in this number are 96,000 shares as of December 28, 2002, and an additional 165,000 shares as of February 10, 2003, that may be acquired by the exercise of options by executive officers as of the Record Date or within 60 days thereof.

(4)
Calculated based on the number of shares outstanding plus the option shares referred to in Notes (1) and (3) above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock, and to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other Forms 5 were required, during the fiscal year ended December 28, 2002, all Section 16(a) filing requirements applicable to its officers, Directors, and greater than 10 percent beneficial owners were complied with, except Daniel C. Shimek and Dr. Katz, each of whom inadvertently filed one Form 4 after it was due.

Board Meetings, Committees and Fees

The Board of Directors held four regular meetings during 2002. The Board has three standing committees that deal with audit matters, compensation and corporate governance, including nominations to the Board. Each committee operates under a written charter. The Board reviews each committee charter at least annually and will be updating each charter as new rules are finalized during 2003 pursuant to the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange listing requirements. Each Director attended at least 75 percent of all committee and Board meetings during 2002.

Eleven of the current thirteen Directors are independent, non-employee Directors. Mr. Michaels, Chairman and Chief Executive Officer, and Mr. Askren, President, are the only Directors employed by the Company. The Board meets regularly without members of management present.

The Audit Committee consists of Cheryl A. Francis, Dennis J. Martin, Abbie J. Smith and Ronald V. Waters, III. Each member of the Committee is an independent, non-employee Director. It met five times during 2002. The Committee recommends selection of the independent accountant and reviews the independent accountant's performance, independence, fees and audit plans. The Committee also reviews the annual financial statements; the independent accountant's management letter with both the independent accountant and management; internal audit staffing, budget, plans and reports; nonaudit services provided by the independent accountant; the Company's insurance coverage and any other financial matters as directed by the Board.

The Human Resources and Compensation Committee is comprised of Gary M. Christensen, Robert W. Cox, Robert L. Katz and Lorne R. Waxlax. Each member of the Committee is an independent, non-employee Director. It met four times during the last fiscal year. The Committee reviews executive compensation, benefit programs for all employees, management's recommendations on election of officers and human resources development.

The Public Policy and Corporate Governance Committee is comprised of Richard H. Stanley, M. Farooq Kathwari and Brian E. Stern. Each member of the Committee is an independent, non-employee Director. It met four times during the last fiscal year. The Committee monitors social accountability, recommends changes in Board size, oversees committee jurisdiction and assignments and proposes nominees for election to the Board of Directors. The Committee will consider candidates for Board membership recommended in writing by shareholders by the deadline for shareholder proposals (See "Deadline For Shareholder Proposals For 2004 Annual Meeting").

Each Non-employee Director receives an annual retainer of $22,000. Non-employee Directors are required to receive one-half of their annual retainer in the form of shares of Common Stock of the Company to be issued under the terms of the Amended and Restated 1997 Equity Plan for Non-Employee Directors of HON INDUSTRIES Inc. (the "Director Plan") or (to the extent the Director participates in the Directors Deferred Compensation Plan (the "Deferred Plan")) in the form of shares to be credited to the Director's Share Sub-Account under the Deferred Plan. However, this provision does not apply to any Director owning Common Stock with a market value of five times the annual retainer, or more. Non-employee Directors can also acquire Common Stock in several other ways. Under the Director Plan, Directors are entitled to receive up to 100 percent of their retainers and other fees in the form of shares of Common Stock. Under the Deferred Plan, each Director is provided with the opportunity to defer cash compensation earned as a Director, including retainer and committee fees, in accordance with the provisions of the plan. Deferred compensation may be deferred in cash or in the form of shares of Common Stock (determined by dividing the amount of the compensation deferred by the fair market value per share of Common Stock on the date such compensation would have otherwise been paid). In addition, each Non-employee Director is eligible to receive awards of options to purchase Common Stock of the Company, restricted stock or common stock grants, or any combination thereof, in such amounts as the Board of Directors may authorize under the Director Plan. In 2002, each Non-employee Director was issued 800 shares of Common Stock of the Company under the Director Plan. All shares of Common Stock issued in lieu of cash retainer amounts or other Director fees (as described below) have heretofore been issued pursuant to the Company's amended and restated 1995 Stock-Based Compensation Plan (the "Restated Stock-Based Compensation Plan") or the Director Plan. The Committee Chairs also receive an annual retainer for their services. The Audit Committee Chair receives an annual retainer of $5,000 and the Chairs of the Human Resources and Compensation and Public Policy and Corporate Governance Committees receive an annual retainer of $4,000. Each Director also receives the following attendance fees: $1,000 for each regular or special Board meeting, $1,000 for each special committee meeting (not held in conjunction with a regularly scheduled Board meeting), and $500 for each regular meeting of a committee of which the Director is a member. Directors also receive an additional $1,000 for each meeting attended if they are required to travel six hours or more on a round-trip basis. Each Director receives a $500 fee for each special Board or committee meeting held by telephone conference. Directors are also compensated for any meeting they attend at the request of the Chairman of the Board as follows: (1) meetings requiring less than two hours of the Director's time—$500; and (2) meetings requiring more than two hours of the Director's time—$1,000. Directors are also reimbursed for travel and related expenses incurred to attend meetings. Directors who are employees of the Company do not receive additional compensation for service on the Board of Directors.

Audit Committee Report

The Company's Board of Directors has adopted a written charter for the Audit Committee. The primary functions of the Audit Committee are set forth in its Charter and under "Board Meetings, Committees and Fees" on the preceding page.

All members of the Audit Committee are independent as defined in Sections 303.01 and 303.02 of the New York Stock Exchange Listed Company Manual.

The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, the Company's independent auditor, the Company's audited financial statements for the year ended December 28, 2002. In addition, the independent auditor reviewed the Company's quarterly financial statements with the Audit Committee and management.

The Audit Committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed with the auditor the auditor's independence. The Audit Committee also reviewed the Company's Disclosure Control Process and considered whether the provision of tax assistance, ERISA audits of employee benefit and welfare plans and non-audit services are compatible with maintaining the independence of the Company's independent auditor.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Cheryl A. Francis, Chair
Dennis J. Martin
Abbie J. Smith
Ronald V. Waters, III

Certain Relationships and Related Transactions

On November 15, 1995, Robert L. Katz and Associates, of which Dr. Katz is President, entered into a one-year agreement with the Company to provide certain consulting services for $5,000 per month. The agreement also provides for reimbursement of travel expenses and other reasonable out-of-pocket costs incurred on the Company's behalf and is automatically renewed each year unless notice of cancellation is given no later than 90 days prior to the end of the one-year term. The agreement has been renewed for 2003. For 2002, the Company paid Robert L. Katz and Associates a total consulting fee of $60,000, plus $2,924 of expense reimbursement, for services rendered.

During 2002, the Company completed the agreement it made in late 2001 to purchase the residence of Mr. and Mrs. Richard H. Stanley located in Muscatine, Iowa. Mr. Stanley is a Director of the Company. The Stanleys owned the property for many years. The purchase price of approximately $200,000 was determined by taking the average of three appraisals conducted by independent, real estate appraisal firms. The Company originally intended to use the residence as temporary housing for executives in transit. In late 2002, the Company resold the residence for approximately the same amount it paid to purchase it.

Required Vote

Approval of the election of the above nominees as Directors requires the affirmative vote of the holders of two-thirds of the total Outstanding Shares entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

EXECUTIVE COMPENSATION

The following table sets forth the compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (determined by reference to fiscal year 2002) for the years indicated:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Vested Benefits
Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Other Annual Compensation ($)	Restricted Stock Awards(3) ($)	Securities Underlying Options/ SARs(4) (#)	LTIP Vested(5) ($)	All Other Compensation(6) ($)
Jack D. Michaels Chairman and Chief Executive Officer	2002 2001 2000	744,583 685,000 593,333	1,005,256 277,644 537,911		431,000	85,000 85,000 240,000		164,269 260,752 223,394
David C. Burdakin Executive Vice President, HON INDUSTRIES Inc.; President, The HON Company	2002 2001 2000	254,347 211,000 182,484	331,918 139,383 165,393			20,000 13,000 25,000		52,101 42,580 31,030
Phillip M. Martineau Executive Vice President, HON INDUSTRIES Inc.; President, Wood Products Group	2002 2001 2000	254,001 237,083 78,333	271,809 69,648 67,471			20,000 14,000 20,000		38,272 2,060 46
Stanley A. Askren President, HON INDUSTRIES Inc.; President, Allsteel Inc.	2002 2001 2000	254,347 211,000 194,593	244,888 61,624 230,498			20,000 13,000 25,000	378,871	19,686 45,940 33,420
Jerald K. Dittmer Vice President and Chief Financial Officer HON INDUSTRIES Inc.	2002 2001 2000	229,250 195,417 187,655	241,062 66,756 104,721			12,000 6,000 15,000		33,760 32,206 24,349

Notes

(1)
These figures and others on this Table include amounts deferred, if any, in respect of fiscal years 2002, 2001 and 2000 compensation but do not include any interest that may have accrued on any deferred compensation under the Company's Executive Deferred Compensation Plan (the "Deferral Plan"). The Deferral Plan permits a participant to elect to defer any combination of salary, bonus, cash profit-sharing, ERISA supplemental retirement, long-term performance, LTIP income, vested stock options or other stock grants under the Company's Restated Stock-Based Compensation Plan. The deferrals under this Deferral Plan may be made into a cash account or a HON INDUSTRIES Common

  Stock account. The Deferral Plan provides for interest to be paid on any amounts deferred to the cash account at an annual rate, compounded monthly, equal to one percent above the prime rate of The Northern Trust Company, Chicago, Illinois, effective as of the first business day of the year.

(2)
The figures for bonuses reflect the awards of executive bonuses for the relevant fiscal years under the Company's Executive Bonus Plan. The executive bonuses are payable in February following the fiscal year for which they are earned, subject to a participant's continued employment with the Company at the time of payment. The figures in this column also include cash profit-sharing payments. In the 2002, 2001 and 2000 fiscal years, the Company made the following payments under the Cash Profit-Sharing Plan: Mr. Michaels—$11,506; $10,494; $11,968; Mr. Burdakin—$12,573; $9,966; $8,725; Mr. Martineau—$12,134; $1,008; $-0-; Mr. Askren—$2,893; $7,819; $8,948; and Mr. Dittmer—$11,506; $10,056; $9,383. Members are generally able to participate in the Company's Cash Profit Sharing Plan after completing one year of service. Cash profit-sharing is earned on a non-fiscal year cycle.

(3)
The amount for 2000 shown in this column is based upon the closing price of the Company's unrestricted Common Stock on August 7, 2000, the date that 16,000 shares of restricted stock were granted to Mr. Michaels. These shares were awarded to recognize Mr. Michaels' past performance and to provide him with an additional incentive to achieve the Company's long-range strategic goals. The terms of the grant provide that these restricted shares will vest in 2006, after the anticipated date on which Mr. Michaels' successor will have been selected, to ensure a successful CEO succession and transition. This grant further provides for accelerated vesting when certain price targets for the Company's unrestricted Common Stock are achieved to further align his interests with those of the shareholders. Mr. Michaels has elected to convert such 16,000 shares of restricted stock to deferred shares under the Company's Restated Stock-Based Compensation Plan. Dividend equivalents are paid on the deferred shares in the form of additional deferred shares. These deferred shares and additional deferred shares had a market value of $458,384, based upon the closing price of the Company's Common Stock on March 3, 2003.

(4)
These numbers represent options for shares of the Common Stock of the Company granted pursuant to the Company's Restated Stock-Based Compensation Plan. Out of the total option grant to Mr. Michaels in 2000, a grant of 140,000 options was made as part of the annual long-term incentive grant to senior executives. A grant of 100,000 options was based upon the Committee's belief that stock options represent an appropriate means to provide an additional incentive to retain Mr. Michaels and ensure a smooth leadership transition during the CEO succession process. These 100,000 options vest in 2008, after Mr. Michaels' projected retirement, with accelerated vesting when certain price targets for the Company's Common Stock are achieved consistent with the accelerated vesting noted in Note 3 above.

(5)
These benefits vested in the designated fiscal periods. The 2000 LTIP benefits for Mr. Askren represent cumulative appreciation over a five-year period starting January 1, 1996 on 100,000 units of permanent capital of HON INDUSTRIES Inc. and Heatilator Inc., awarded when Mr. Askren was an executive of Heatilator Inc., which at that time was a wholly owned subsidiary of the Company and, at the discretion of the Board of Directors, have been wholly paid or deferred in fiscal year 2001. The appreciation for Mr. Askren consisted of $26,985 in 1996, $36,624 in 1997, $51,391 in 1998, $95,840 in 1999, and $168,031 in 2000. See discussion of Executive Long-Term Incentive Compensation Plan in the "Report of the Human Resources and Compensation Committee of the Board of Directors of the Company on Executive Compensation."

(6)
Included are Company contributions to the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan, as well as the dollar value of Company-paid life insurance under the HON INDUSTRIES Inc. Group Term Life Insurance Plan, all of which are generally applicable to all members. Above market interest (interest in excess of 120% of the long-term federal rate at the beginning of the plan year) payable on deferred income is also included. The amounts paid under the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan for the 2002, 2001, and 2000 fiscal years were as follows: Mr. Michaels—$18,923; $15,477; $17,018; Mr. Burdakin—$19,786; $14,911; $14,249; Mr. Martineau—$19,519; $1,784; $-0-; Mr. Askren—$11,348; $13,440; $14,249; and Mr. Dittmer—$18,923; $15,477; $14,249. The dollar value of Company-paid life insurance under the HON INDUSTRIES Inc. Group Term Life Insurance Plan in the 2002, 2001 and 2000 fiscal years were as follows: Mr. Michaels—$1,651; $846; $847; Mr. Burdakin—$199; $180; $180; Mr. Martineau—$506; $276; $46; Mr. Askren—$120; $-0-; $62; and Mr. Dittmer—$-0-; $42; $87. Above market interest on deferred compensation for Mr. Michaels for 2002, 2001 and 2000 was as follows: $-0-; $74,541; $41,040. This column also includes amounts equal to the value of Company Common Stock paid in respect of the 2002, 2001 and 2000 fiscal years under the Company's ERISA Supplemental Retirement Plan ("ESRP"), as follows: Mr. Michaels—$143,695; $169,888; $164,489; Mr. Burdakin—$32,116; $27,489; $16,601; Mr. Martineau—$18,247; $-0-; $-0-; Mr. Askren—$8,218; $32,500; $19,109; and Mr. Dittmer—$14,837; $16,687; $10,013. Under this Plan, certain executives receive certain benefits in the form of Company Common Stock equal in value to benefits they would have received under certain Company ERISA plans and the Company's Cash Profit-Sharing Plan but for a $200,000 earnings cap for 2002. The number of shares of Company Common Stock to be paid is determined by dividing the value of such benefits by the average of the closing prices of a share of the Company's Common Stock for each trading day of the last calendar quarter of the most recent calendar year immediately preceding the date of payment, with cash payable in lieu of any fractional share. The amount included in this column as compensation under the ESRP is equal to the closing price of the shares on the date they are issued. The shares for 2002 were issued as of February 26, 2003. The Common Stock is issued under the Company's Restated Stock-Based Compensation Plan and may not be transferred while the recipient remains employed by the Company.

Stock Options

The following table contains information concerning the grant of stock options under the Company's Restated Stock-Based Compensation Plan to the Named Executive Officers for the year ended December 28, 2002, all of which are reflected in the Company's Summary Compensation Table.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
	Number of Securities Underlying Option/SARs Granted(1)(#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Share)(2)	Expiration Date	5% ($)	10% ($)
Jack D. Michaels	85,000	29.6%	$25.77	February 13, 2012	$1,377,562	$3,491,013
David C. Burdakin	20,000	7.0%	25.77	February 13, 2012	324,132	821,415
Phillip M. Martineau	20,000	7.0%	25.77	February 13, 2012	324,132	821,415
Stanley A. Askren	20,000	7.0%	25.77	February 13, 2012	324,132	821,415
Jerald K. Dittmer	12,000	4.2%	25.77	February 13, 2012	194,479	492,849

Notes

(1)
The options were granted pursuant to the Company's Restated Stock-Based Compensation Plan, which was approved by the shareholders. All options granted under the Restated Stock-Based Compensation Plan in 2002 are non-qualified stock options. No stock appreciation rights ("SARs") were granted under the Restated Stock-Based Compensation Plan in 2002. In fiscal year 2002, 25 key executives received stock option grants.

(2)
The average of the high and low transaction prices of a share of Common Stock on February 13, 2002, the date of grant, was $25.77 per share. The exercise price may be paid (a) in cash, or (b) in shares of Common Stock valued at fair market value on the date of delivery, or (c) by authorizing the Company to withhold shares of Common Stock which would otherwise be delivered upon exercise of the option, having a fair market value equal to the purchase price payable by reason of the exercise, or by a combination of (a), (b) or (c). The options become exercisable at the end of four years after the grant date. Upon a Change in Control (as defined in the Restated Stock-Based Compensation Plan), all options then outstanding become immediately exercisable in full and remain exercisable for the remaining term of the option. Those participants who terminate employment due to disability may exercise options, which shall become fully vested as of the date of disability, until the earlier of the expiration date of the option or the second anniversary of the date of disability. The representative of participants whose employment is terminated due to death may exercise options, which shall become fully vested as of the date of death, until the earlier of the expiration date of the option or the second anniversary of the date of death. Those participants who terminate employment due to retirement may exercise options, which shall become fully vested as of the date of retirement, until the earlier of the expiration of the option, or, the third anniversary of the date of retirement. Those participants who terminate employment for any other reason (except termination "for cause" in which case no additional exercise period is provided) may exercise options which are vested as the date of termination until the earlier of the expiration of the option or the end of the 30th day following the date of termination. Except as set forth above, all options terminate upon termination of employment.

(3)
Calculated on option terms of ten years beginning February 13, 2002 through February 13, 2012, with annual compounding. The dollar amounts under these columns are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the Common Stock of the Company. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula, which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

Option Exercises and Holdings

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options and the unexercised options held as of December 28, 2002. None of the Named Executive Officers exercised any stock options during 2002.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

	Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-End(1) (#)
			Value of Unexercised In-The-Money Options/SARs At Fiscal Year-End ($)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Jack D. Michaels	45,000	485,000	$134,550	$2,167,350
David C. Burdakin	10,000	73,000	0	378,410
Phillip M. Martineau	-0-	54,000	0	173,780
Stanley A. Askren	10,000	73,000	20,930	378,410
Jerald K. Dittmer	7,000	44,250	0	228,585

Notes

(1)
The number of unexercised options consists of non-qualified stock options granted under the Company's Restated Stock-Based Compensation Plan. No SARs were issued or outstanding as of December 28, 2002 under the Restated Stock-Based Compensation Plan.

Equity Compensation Plan Information

As of January 1, 2003, there were 1,403,250 shares ("Option Shares") of Company Common Stock to be issued upon the exercise of options granted under the Restated Stock Based Compensation Plan at a weighted-average exercise price of $23.03, and there were 1,069,027 shares of Company Common stock remaining available for issuance under that plan, excluding the Option Shares. In addition, there were 1,094,624 shares of Company Common Stock remaining available for issuance upon the exercise of options under the Company's Member Stock Purchase Plan and 1997 Equity Plan for Non-Employee Directors. Option Shares and shares of Company Common Stock remaining available to be issued under the Company's equity compensation plans ("overhang") were approximately 5.9 percent of the issued and outstanding shares of Company Common Stock on January 1, 2003. According to Investor Responsibility Research Center Stock Plan Dilution survey data for 2002, the average overhang for all companies surveyed was 14.1 percent.

The following table provides information as of December 28, 2002, about the Company's securities which may be issued under the Company's equity-based compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	1,403,250	$23.03	2,163,651
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Long Term Performance Plan

The awards made in 2002 under the Company's Long-Term Performance Plan ("Performance Plan") are designed to focus executives on both growth of earnings and return on invested capital. This focus is created by requiring minimum standards for compound average annual increases in earnings and minimum average returns on capital for segments of the Company's business during the three-year performance period before a benefit is paid to the executives within each segment.

Target dollar awards are made at the beginning of the performance period. The value of each target award is determined by the Board based upon the participant's compensation level, position in the Company, ability to influence the Company's performance and industry survey data provided by Towers Perrin, a national compensation consulting firm. The actual value of an award earned by an executive at the end of the performance period is based upon actual financial results during the performance period compared to the standards set for the applicable business. The award earned can range from zero to 200% of the initial target award.

Awards, if any, under the Performance Plan will be paid shortly after the end of the performance period. One-half of the benefit will be paid in cash and one-half in unrestricted, Common Stock of the Company.

The table below sets forth information with respect to awards granted under the Company's Performance Plan to the Named Executive Officers in 2002.

Long-Term Incentive Plans—Awards In Last Fiscal Year

			Estimated Future Payouts Under Non-Stock, Price-Based Plans
		Performance or Other Period Until Maturation or Payout(1)
Name	Number of Shares, Units or Other Rights ($)		Threshold ($)	Target ($)	Maximum ($)
Jack D. Michaels	$342,500	2002-2004	$-0-	$342,500	$685,000
David C. Burdakin	158,000	2002-2004	-0-	158,000	316,000
Phillip M. Martineau	195,000	2002-2004	-0-	195,000	390,000
Stanley A. Askren	158,000	2002-2004	-0-	158,000	316,000
Jerald K. Dittmer	131,000	2002-2004	-0-	131,000	262,000

Notes

(1)
The plan provides for adjustments in vesting and benefit payout in the events of death, disability, retirement, transfer or change in responsibilities, change of control, or sale of the business unit.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Audit Committee Report and the following Performance Graph and the Report of the Human Resources and Compensation Committee of the Board of Directors of the Company on Executive Compensation shall not be incorporated by reference into any such filings.

Performance Graph
Comparison of Five Year Cumulative Total Return Among
S & P 500 Index, Office Furniture Industry Group, and the Company

*
The Office Furniture Industry Group is a composite peer index constructed by the Company and weighted by market capitalization that includes the following companies: Herman Miller, Inc.; Kimball International, Inc.; Teknion Corporation; and Steelcase Inc.

The total return assumes $100.00 invested in each of the Company's Common Stock, the S & P 500 Index, and the Office Furniture Industry Group Stocks on January 3, 1998. It includes reinvestment of dividends and is based on the closing stock price on the last trading day of the Company's fiscal quarter. Information for Steelcase Inc. is not available prior to its Initial Public Offering on February 18, 1998, and returns for the Office Furniture Industry Group do not include Steelcase Inc. prior to the second quarter of 1998. Information for Teknion Corporation is not available prior to its Initial Public Offering on July 17, 1998, and returns for the Office Furniture Industry Group do not include Teknion Corporation prior to the third quarter of 1998.

The comparative performance of the Company's Common Stock against the indexes as depicted in this graph is dependent on the price of stock at a particular measurement point in time. Since individual stocks are more volatile than broader stock indexes, the perceived comparative performance of the Company's Common Stock may vary based on the strength or weakness of the stock price at the new measurement point used in each future proxy statement graph. For this reason, the Company does not believe that this graph should be considered as the sole indicator of Company performance.

Report of the Human Resources and Compensation Committee
of the Board of Directors of the Company
on Executive Compensation

Overall Policy.    The Company's executive compensation program is designed to be linked to Company performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company's success in meeting its business goals and objectives.

The executive compensation strategy is designed to: (i) ensure the total program will assist the Company to attract, motivate, and retain executives of the highest quality; (ii) relate total compensation to individual executive performance and the performance of the broad business segment in which he or she manages and the specific business unit he or she manages; and (iii) provide incentives for high levels of performance that reward strong Company performance and recognize individual initiative and achievement.

The Company also believes executive compensation should be subject to independent review. Relative matters pertaining to executive compensation are submitted to the non-employee Directors of the Board for approval following review and recommendation by the Human Resources and Compensation Committee (the "Committee"). The Committee is comprised of four non-employee Directors and met four times during fiscal year 2002.

Operating within the framework of a statement of duties and responsibilities established by the Board of Directors, the Committee's role is to assure the Company's: (1) compensation strategy is aligned with the long-term interest of the shareholders and members; (2) compensation structure is fair and reasonable; and (3) compensation reflects both Company and individual performance. In discharging its responsibilities, the Committee utilizes broad-based, comparative compensation surveys developed by independent professional organizations.

The Committee's Charter provides that any outside compensation consultants retained to offer advice on compensation levels and benefits for the Chairman and Chief Executive Officer; other corporate officers and operating company presidents will be retained by the Committee, will report to the Chair of the Committee and will submit fee statements to the Chair of the Committee for approval. The consultants' findings will be reported directly to the Committee. Any other consulting services by such compensation consultants for the Company must be approved in advance by the Committee Chair.

Approximately every three to five years, the Board of Directors requests a more extensive competitive assessment of the Company's executive compensation programs. From time to time, the Committee retains Towers Perrin to offer professional assistance on executive compensation matters.

The federal corporate income tax law (IRS Code Section 162(m)) limits the ability of public companies to deduct compensation in excess of $1 million paid annually to the chief executive officer or the other four most highly compensated executive officers. There are exceptions to this limit, including exceptions for compensation that qualifies as "performance based." The Company has structured the performance-based portion of the compensation of its executive officers in a manner that complies with the exception to Section 162(m) to permit the Company to deduct the related expenses.

Executive Compensation Program.    The Company's executive compensation program consists of the following components:

Base Salary.    Base salaries are determined by evaluating the duties and level of responsibilities of a position, the experience of a candidate, prior compensation, compensation for positions having similar scope and accountability within the Company, and market survey data. In general, the Company uses as a guide, for setting base salary levels, 90% of the mid-point of base salary ranges from compensation surveys. The Company participates annually in the Towers Perrin Compensation Survey, which is widely used and gives relevant compensation information on executive positions. While some of the companies in the peer group chosen for comparison of shareholder returns in the Performance Graph on page 15 may be included in the surveys considered by the Committee in setting executives' salaries, there is no set peer group against which those salaries are measured. Base salaries are determined for executive officers by considering an executive's individual performance and level of experience, changes in responsibilities and by reference to salary surveys for comparably situated executives with companies of similar size.

Executive Bonus Plan.    The purpose of the Company's Executive Bonus Plan ("Bonus Plan") is to motivate and reward executive management to achieve specific financial and non-financial objectives. A target bonus level, stated as a percent of annual base salary, is established for each participant and approved by the Committee and the Board annually. A target bonus is comprised 60% of the financial goals of achievement of annual profitability and return on net asset goals by operating units or return on invested capital goals for the overall Company and 40% of meeting personal achievement objectives established for each participant based upon the participant's position and responsibilities. Participants can achieve up to two times the target financial goal award based on performance against annual financial goals established by the Board. For the Chairman and Chief Executive Officer, the Committee determines the annual bonus opportunity and performance objectives. The annual target bonus percentage for the Chairman and Chief Executive Officer is equal to 100% of base salary. The other named executives in the Summary Compensation Table have annual target bonus percentages that range from 75% to 85% of their base salary. The Bonus Plan objectives are reviewed and approved annually by the Chairman and Chief Executive Officer, the Committee and the Board. Bonuses are normally awarded annually based upon achievement of predetermined financial performance targets and personal objectives, measured over the Company's fiscal year. The bonus awards for each fiscal year are approved by the Committee and the Board of Directors.

Executive Long-Term Incentive Compensation Plan.    The purpose of the Executive Long-Term Incentive Compensation Plan (the "LTIP") is to focus the attention of senior executives on the long-term financial performance of the Company and to strengthen the ability of the Company to attract, motivate and retain senior executives of high caliber.

Awards made under the LTIP are in the form of rights to the appreciation, over a five-year period (unless otherwise designated by the Board of Directors), in the value of units of permanent capital of the Company and/or one of its operating companies. Appreciation is measured on a net cumulative basis over the award period. Under the LTIP, permanent capital may be defined by the Board of Directors and generally means total assets less current liabilities (excluding current portions of long-term debt and capital lease obligations). Appreciation is defined as after-tax net income exclusive of non-operating items such as gains and losses from sales of assets and sales, transfers, or redemption of permanent capital, and certain other extraordinary and non-operating items. Each unit of permanent capital is equal to one dollar. The size of an award is dependent upon the impact the participant has on the long-term realization of Company or business unit, or both, sales and profits. Maximum amounts are not specified, but are dependent upon the net cumulative appreciation or net growth in the permanent capital of the relevant business unit during the period, which is itself based on such business unit's financial and business performance and is governed by such practical limitations as the size of the market, the rigors of competition and the business unit's manufacturing capacity. The ultimate value of an award payment, which is equal to the net cumulative appreciation, if any, on units of permanent capital, is dependent on the financial performance of the Company or the applicable business unit, or both.

Rights to award payments become vested, unless the participant's employment has been terminated previously, at the end of the award period or on death, disability, retirement at age 62 or change in corporate control. Award payments are made in cash in three equal installments over three fiscal years unless the Board of Directors approves a different payment schedule. In lieu of payments, participants may elect to receive shares of the Company's Common Stock pursuant to the terms of the Restated Stock-Based Compensation Plan.

No LTIP awards were made in fiscal year 2002.

Long-Term Performance Plan.    In fiscal year 2000, the Board approved the addition of the Performance Plan. The purpose of this Performance Plan is to promote the attainment of the Company's financial goals. The Performance Plan is designed to reward increasing long-term shareholder value and is tied to the financial goals for office furniture and hearth business segments of the Company and financial goals for the overall Company. The Performance Plan provides target awards to each participant at the beginning of a three-year performance period. Actual awards are based upon growth in profitability and average return on capital (See "Long Term Performance Plan" on page 14).

Restated Stock-Based Compensation Plan.    The Restated Stock-Based Compensation Plan authorizes, among other things, the grant of stock options to participants, including the Company's executives. The grant of stock options and SARs is intended to further the growth, development, and financial success of the Company by providing additional incentives to key employees and assist them to become owners of Common Stock of the Company. As owners, they will benefit directly from its growth, development and financial success of the Company with other shareholders. Stock option grants will also enable the Company to attract and retain the services of executives considered essential to the long-range success of the Company by providing them with a competitive compensation package and an opportunity to become owners of Common Stock of the Company.

Stock option awards were based on Towers Perrin market survey data of long-term incentive compensation for executives in similar positions and individual performance of each participant. Stock option grants are generally made to those few individuals who have the ability through their leadership, strategic planning and actions to impact the long-term performance of the Company and, consequently, its stock price. In 2002, 25 executives at the Company were awarded stock options.

Executive Stock Ownership Policy.    The Company has adopted an Executive Stock Ownership Policy based upon the belief that key executives who can impact shareholder value through their achievements should own significant amounts of the Company Common Stock. Under this Policy, guidelines are provided for participants to acquire and hold a recommended amount of Common Stock of the Company based on their position and compensation level. Such Common Stock ownership will align the interests of key executives with shareholder interests and provide a personal benefit for the success of the Company. Vested stock options and amounts held in the Company's Deferred Compensation Plan stock account provide means, among others, by which key executives can satisfy this Policy.

Chief Executive Officer Compensation.    In determining Jack D. Michaels' compensation, the Committee and the Board of Directors consider, in a manner consistent with the base salary guidelines applied to executive officers of the Company as described above, the Company's success in implementing strategies for long-term growth, profitability and shareholder value creation. The primary measures of the Chief Executive Officer's performance used by the Committee include the Company's performance in the areas of revenue, profitability, return on equity, return on capital, growth, financial soundness, member relations, corporate citizenship and achievement of long-term initiatives related to strategic business objectives. The Committee also considers the financial performance of the Company compared to its competitors, the compensation levels of other chief executive officers as shown by Towers Perrin survey data and other reputable independent surveys for organizations of similar size.

Mr. Michaels was paid a base salary of $750,000 with respect to fiscal year 2002. In setting Mr. Michaels' base salary, the Committee reviews survey data for comparable positions within the manufacturing industry and considers recommendations from Towers Perrin, an outside compensation consultant retained by the Committee. In setting Mr. Michaels' base pay in February 2002, the Board concluded that his base pay should be at or near the top of the range of pay established by the Committee for his position, given his extensive business experience, performance against long-term initiatives, leadership and ongoing development of internal candidates to succeed him as the Company's President and Chief Executive Officer. His base pay for 2002 was set at approximately 91% of the top of the salary range for his position.

Under the Bonus Plan, Mr. Michaels received an award of $993,750 in respect of fiscal year 2002 compared to an award of $267,150 for fiscal year 2001. No bonus award was made to Mr. Michaels with respect to 2001 financial goals. The 2002 award reflected the performance of the Company against financial goals established by the Board under the Bonus Plan for fiscal year 2002 and the Board's judgment regarding the level of achievement by Mr. Michaels of non-financial, personal goals established for him by the Board for that year. For 2002, Mr. Michaels' target bonus award was $750,000, comprised of 60%, or a target of $450,000, linked to financial goals, and 40%, or a target of $300,000, linked to personal goals. Under the Company's Executive Bonus Plan, participants can earn up to two times, or 200%, of the financial portion of the target award based on performance against budgeted financial goals established by the Board for a given fiscal year. (See discussion of "Executive Bonus Plan," page 17). For 2002, Mr. Michaels earned 157.5% of his target financial goal and 95% of his target personal goal for a total executive bonus award of $993,750. The Company's financial performance for 2002 out performed its peer group and the S&P 500 (See "Performance Graph" on page 15).

Mr. Michaels received a grant of 85,000 stock options in fiscal year 2002 (See Note 4 in the Summary Compensation Table).

HUMAN RESOURCES AND
    COMPENSATION COMMITTEE
Gary M. Christensen, Chair
Robert W. Cox
Robert L. Katz
Lorne R. Waxlax

Compensation Committee Interlocks and Insider Participation

During fiscal year 2002, the Human Resources and Compensation Committee was comprised of Messrs. Christensen, Cox, Waxlax and Dr. Katz, none of whom is a current or former officer of the Company. There are no interlocking board memberships between officers of the Company and any member of the Committee.

PROPOSAL NO. 2—AMENDMENT OF SECTION 5.04 OF THE ARTICLES OF INCORPORATION

In 1988 the Shareholders of the Company adopted the current Section 5.04, "Limitation of Director's Personal Liability," of the Company's Articles of Incorporation (the "Articles"). Section 5.04 was adopted to implement provisions adopted in 1987 of the Iowa Business Corporation Act (the "Act"), which authorize the limitation of liability of directors for monetary damages. These provisions of the Act were designed, among other reasons, to encourage qualified individuals to serve as directors of Iowa corporations. The current Section 5.04 provides:

          "Section 5.04. Limitation of Director's Personal Liability. No person who is or was a Director of the Corporation or who, while a Director of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan (including such person's heirs and personal representatives) shall be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a Director, provided that any such person's liability shall not be eliminated or limited for:

    (a)
    A breach of the Director's duty of loyalty to the Corporation or its shareholders;

    (b)
    Acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law;

    (c)
    A transaction from which the Director derives an improper personal benefit; or

    (d)
    An improper act prohibited in Iowa Code Section 496A.44, as amended from time to time.

  No amendment to or repeal of this Section shall apply to or have any effect on the liability or alleged liability of any person for or with respect to any acts or omissions of such person occurring prior to such amendment or repeal."

During 2002, the Iowa legislature amended the Act, effective January 1, 2003, including provisions of the Act that authorize the limitation of liability of directors for monetary damages (the "2002 Amendments"). The 2002 Amendments correspond with the Model Business Corporation Act (the "Model Act"), which has been adopted by a majority of other states. The 2002 Amendments were designed, among other reasons, to give Iowa corporations, such as the Company, the same ability to attract qualified people to serve on its Board of Directors as corporations of other states that have adopted the Model Act.

In order to implement the 2002 Amendments in the Company's Articles, it is necessary to amend Section 5.04 by replacing it with a new Section 5.04.

Proposed New Section 5.04

On February 12, 2003, the Board of Directors adopted, subject to Shareholder approval, an amendment to replace the current Section 5.04, "Limitation of Director's Personal Liability," with a new Section 5.04, "Limitation of Director's Liability." The proposed new Section 5.04 reads:

  "Section 5.04. Limitation of Director's Liability. No Director shall be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action as a Director, and the Corporation may indemnify a Director as provided in the By-laws for any such liability to any person for such action or failure to take any action as a Director, except liability for any of the following:

    (a)
    The amount of a financial benefit received by a Director to which the Director is not entitled;

    (b)
    An intentional infliction of harm on the Corporation or the shareholders;

    (c)
    A violation of Section 490.833 of the Iowa Business Corporation Act; and

    (d)
    An intentional violation of criminal law.

  Nothing in this Section 5.04 shall be construed to eliminate or limit the liability of a Director for an act or omission occurring prior to the date when this Section 5.04, as amended, became effective. For purposes of this Section 5.04, the terms "Director" and "liability" shall have the meanings ascribed to such terms in the Iowa Business Corporation Act, as amended from time to time."

Reasons for Proposed Amendment

The purpose of the proposed amendment to the Company's Articles is to ensure that the Articles are consistent with the 2002 Amendments adopted by the Iowa legislature. This will permit the Company to provide to its Directors the same protection from monetary liability as companies of other states provide to their directors; thus, benefiting the Company by enabling it to continue to attract individuals of the highest quality and ability to serve as its Directors.

Effect of Proposed Amendment

The basic purpose of the current Section 5.04, which was first adopted in 1988, will not be changed by this amendment. That basic purpose is to implement the provisions of the Act which authorize limiting the liability of Directors for monetary damages to the Company and its shareholders so that the Company can attract high quality Directors willing to serve on the Board. The effect of the proposed new Section 5.04 is to clarify the conditions under which the limitations will, or will not, apply. By using more specific language, the proposed new Section 5.04 clarifies the situations in which Directors are shielded from personal liability and the situations in which they are not. For example, the standards in the current Section 5.04 are described by using terms such as "breach of the Director's duty of loyalty" and "good faith." These terms are vague and uncertain and are not defined in the Act.

The standards described in the proposed new Section 5.04 conform to the 2002 Amendments and are intended to be clearer and more precise. The new Section 5.04 provides that Directors will remain liable for receiving financial benefits to which they are not entitled, for intentional infliction of harm on the Company or its Shareholders, for unlawful distributions in violation of Section 490.833 of the Act, as amended, and for intentional violation of criminal law. The proposed amendment will not eliminate or limit liability of Directors arising prior to the date it is made effective by approval by the Shareholders.

The Board of Directors proposes that Article Five, Section 5.04 of the Company's Articles be amended to read as provided in "Proposed New Section 5.04," above.

Under the Company's Articles, the affirmative vote of a majority of the total outstanding shares of Common Stock entitled to vote is required for approval of the above-described amendment.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND SECTION 5.04 OF THE ARTICLES OF INCORPORATION. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

Change in Control Employment Agreements

The Company has entered into change in control employment agreements with corporate officers and certain other key employees. According to the agreements, a change in control occurs when a third person or entity becomes the beneficial owner of 20 percent or more of the Company's Common Stock or more than one-third of the Company's Board of Directors is composed of persons not recommended by at least three-fourths of the incumbent Board of Directors, or upon the occurrence of certain business combinations involving the Company. Upon a change in control, a two-year employment contract between the Company and each such executive becomes effective, and all his or her benefits become vested under Company plans. In addition, the executive becomes entitled to certain benefits if, at any time within two years of the change in control, any of the following occurs: (i) employment is terminated by the Company for any reason other than cause or disability of the executive, or (ii) employment is terminated by the executive for good reason, as such terms are defined in the agreement. In such circumstances, the executive is entitled to receive his or her annual salary through the date of termination, a bonus equal to the average of the executive's annual bonuses for the prior two years prorated based on the length of employment during the year in which termination occurs, and a severance payment equal to two times the sum of (i) the executive's annual base salary and (ii) the average of the executive's annual bonuses for the prior two years. The executive will also be entitled to a continuation of certain employee benefits for two years, or longer if comparable benefits are not otherwise available to the executive. The executive will be entitled to receive reimbursement for any legal fees and expenses, plus interest thereon, that may be incurred in enforcing or defending his or her employment agreement. All of the executive officers named in the Summary Compensation Table have executed such agreements.

Independent Accountant

Representatives of PricewaterhouseCoopers LLP, the Company's independent accountant for 2002, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by the Company's independent accountant for professional services rendered in connection with the audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for fiscal year 2002, as well as for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q during the 2002 fiscal year, totaled $440,000.

Financial Information Systems Design and Implementation Fees

The Company's independent accountant did not provide any financial information systems design or implementation services in fiscal year 2002.

All Other Fees

The aggregate fees billed by the Company's independent accountant for professional services during fiscal year 2002, other than those described above, totaled $54,400 for other fees. Other fees are primarily tax services.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2004 Annual Meeting must be received at the Company's executive offices no later than November 25, 2003 to be included in the proxy statement and proxy form. All shareholder notice of proposals submitted outside the processes of Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, must be received by March 6, 2004 to be considered for presentation at the Annual Meeting of Shareholders in 2004. In addition, any shareholder proposals must comply with the informational requirements contained in the Company's By-laws in order to be presented at the 2004 Annual Meeting.

OTHER MATTERS

The Board of Directors knows of no other matters that will be brought before the Annual Meeting, but, if other matters properly come before the meeting, it is intended that the persons named in the proxy will vote the proxy according to their best judgment.

The entire cost of soliciting proxies for the Annual Meeting is paid by the Company. No solicitation other than by mail is contemplated.

On written request to the undersigned at 414 East Third Street, P.O. Box 1109, Muscatine, IA 52761-0071, the Company will provide, without charge to any shareholder, a copy of its Annual Report on Form 10-K, including financial statements and schedules, filed with the Securities and Exchange Commission for the Company's most recent fiscal year.

Information set forth in this proxy statement is as of March 3, 2003, unless otherwise noted.

James I. Johnson Vice President, General Counsel and Secretary March 24, 2003

The Annual Report to Shareholders of the Company for the fiscal year ended December 28, 2002, which includes financial statements, is being mailed to Shareholders of the Company together with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Proxy — HON INDUSTRIES Inc.

Common Stock Proxy Solicited by Board of Directors for Annual Meeting of Shareholders on May 5, 2003

The undersigned acknowledges receipt of a Notice of Annual Meeting and Proxy Statement dated March 24, 2003, and appoints Jack D. Michaels and James I. Johnson, or either of them, with full power of substitution, as the proxies and attorneys of the undersigned, to vote all shares of common stock, par value $1.00 per share, of HON INDUSTRIES Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of HON INDUSTRIES Inc. to be held at Muscatine, Iowa, on May 5, 2003, at 10:30 a.m. and any adjournment thereof. The proxies are directed to vote as checked on the reverse side on the proposed matters or otherwise in their discretion.

The Board of Directors knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting or any adjournment thereof, the proxies will vote on such matters in their discretion.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on reverse side.)

To Our Shareholders:

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

Beginning in 2004, we will provide our annual reports, notices to shareholders of annual meetings and proxy statements over the Internet. If you wish to give your consent to access these documents over the Internet, please check the box in the CONSENT section on the reverse side of this proxy card. We will advise you when these documents become available on the Internet. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

IF APPLICABLE, WE ENCOURAGE YOU TO PARTICIPATE IN THIS PROGRAM. IT WILL HELP HON INDUSTRIES REDUCE PRINTING AND POSTAGE COSTS, AS WELL AS OPERATING EXPENSES.

Thank you.

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HON INDUSTRIES Inc.
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DESIGNATION (IF ANY)	000000000.000 ext
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ADD 5	Holder Account Number
ADD 6	C 1234567890 J N T
☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

This proxy, when properly executed, will be voted as specifically directed herein. If no directions are given, this proxy will be voted FOR all Proposals listed.

A    Election of Directors for Three-Year Term

1.
The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 - Stanley A. Askren			03 - Joseph Scalzo
02 - Gary M. Christensen			04 - Ronald V. Waters, III

B    Issues

2.
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain		Consent
Amendment of Section 5.04 of the Company's Articles of Incorporation.
Unless contrary notice is given to the Company, I consent to access all future notices of annual meetings, proxy statements and annual reports issued by the Company over the Internet (see back for more details).

C    Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please date this proxy and sign exactly as your name or names appear hereon. If you sign as attorney, executor, administrator, trustee, guardian, custodian, or corporate official, please give your full title in such capacity.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

1 U P X    HHH    P P P P    001792

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 5, 2003
  PROPOSAL NO. 1—ELECTION OF DIRECTORS
NOMINEES FOR ELECTION
INCUMBENT DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
Long-Term Incentive Plans—Awards In Last Fiscal Year
Performance Graph Comparison of Five Year Cumulative Total Return Among S & P 500 Index, Office Furniture Industry Group, and the Company
Report of the Human Resources and Compensation Committee of the Board of Directors of the Company on Executive Compensation
  PROPOSAL NO. 2—AMENDMENT OF SECTION 5.04 OF THE ARTICLES OF INCORPORATION
DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS